UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 15, 2011

CHINA MEDICINE CORPORATION
(Exact name of registrant as specified in Charter)

Nevada	000-51379	51-0539830
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2/F, Guangri Tower
No. 9 Siyounan Road 1st Street
Yuexiu District
Guangzhou, China 510600
(Address of registrant’s principal executive office)

(8620) 8739-1718 and (8620) 8737-8212
(Registrant’s telephone number, including area code)

Check the appropriate box below in the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240. 14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

On February 15, 2011, China Medicine Corporation (the “Company”) was informed by Frazer Frost, LLP (“Frazer Frost”), that after completion of the current audit for the year ended December 31, 2010, it will decline to stand for re-appointment as the Company’s independent registered public accounting firm for the Company’s audit and for the quarterly reviews of the Company for the year ending December 31, 2011.  The decision of Frazer Frost was made on its own initiative without the prior knowledge or participation of the Company.

The audit reports of Frazer Frost on the financial statements of the Company as of and for the years ended December 31, 2009 and December 31, 2008 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the Company’s financial statements for the fiscal years ended December 31, 2009 and 2008 and the subsequent interim period through February 15, 2011 there were: (i) no disagreements between the Company and Frazer Frost on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Frazer Frost, would have caused Frazer Frost to make reference to the subject matter of the disagreement in their reports on the Company’s financial statements for such years, and (ii) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Frazer Frost with a copy of the disclosures in this Form 8-K and has requested that Frazer Frost furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not Frazer Frost agrees with the Company’s statements in this Item 4.01. A copy of the letter dated February 22, 2011, furnished by Frazer Frost in response to that request is filed as Exhibit 16.1 to this Form 8-K.

As of the date of this Current Report on Form 8-K the Company has not engaged a successor independent registered public accounting firm.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits.

The following is filed as an exhibit to this report:

Exhibit No.	Description
16.1	Letter of Frazer Frost, LLP, dated February 22, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA MEDICINE CORPORATION

By:	/s/ Senshan Yang
Name:	Senshan Yang
Title:	Chief Executive Officer

Date:    February 22, 2011